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                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:


We consent to the incorporation by reference in the registration statements of Ugly Duckling Corporation on Form S-3 (File No. 333-31531) filed as of July
18, 1997, as amended by pre-effective amendment no. 1 to Form S-3 filed as of July 30, 1997, Form S-3 (File No. 333-22237) filed as post-effective amendment no. 2 to Form S-1 as of July 18, 1997; Form S-8 (File No. 333-32313) for Ugly Duckling Corporation Long-Term Incentive Plan filed as of July 29, 1997; Form S-8 (File No. 333-08457) for Ugly Duckling Corporation Long-Term Incentive Plan filed as of July 19, 1996; Form S-8 (File No. 333-06615) for Ugly Duckling Corporation Director Incentive Plan filed as of June 21, 1996 of our report dated February 10, 1998, except for Note 2 to the consolidated financial statements which is as of April 27, 1998, relating to the consolidated balance sheets of Ugly Duckling Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in this report on Form 8-K of Ugly Duckling Corporation.


                                             /s/ KPMG Peat Marwick LLP
                                                 -------------------------


Phoenix, Arizona
June 15, 1998